EXHIBIT 99.1

Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050
“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

Aceto Announces its New Logo and Renamed Business Segments

PORT WASHINGTON, NY – May 30, 2012 – Aceto Corporation (NASDAQ:ACET), a global leader in the marketing, sales and distribution of pharmaceutical active ingredients and intermediates, finished dosage form generic pharmaceuticals, nutraceutical products, agricultural protection products and specialty chemicals today announced its new Logo and renamed Business Segments.  The following announcement from Albert Eilender, Chairman and CEO, was sent to Aceto Shareholders on May 29, 2012.

As you can see from the new logo, we are introducing a number of enhancements to our corporate appearance.  Not only is there a new logo but there also will shortly be a newly designed website, www.ACETO.com.   When you visit and explore our redesigned electronic home you will find improved navigation and enhancements relating to our core competencies of sourcing, regulatory support and quality assurance that apply to each of the three business segments within our international framework of operations.

We have also reconfigured and renamed our three business segments to better reflect today’s ACETO. The six individual business units that make up the overall company have not changed only their prominence, location and placement within the newly designated segments.

The three newly named business segments are:

Human Health- consists of Nutritional and Finished Dosage Form products.

Pharmaceutical Ingredients- consists of Active Pharmaceutical Ingredients, and Intermediates.

Performance Chemicals- consists of Specialty Chemicals and Agricultural Protection products.

This reconfiguration does not impact our relationships with our customer and/or supplier base. Functionally, we have aligned our senior management team to better support the newly named business segments resulting in no change to our operating costs. Rather, this realignment is intended to provide a clearer lens through which our Company can be viewed by our diverse stakeholders, spanning our customers, suppliers, employees, shareholders and the people within the communities where we have active business establishments.  The new business segments will provide a more accurate intellectual and visual understanding of how the Aceto business has evolved, and how it should be viewed as we move forward. To provide additional clarity at fiscal year-end, we will report our financials within these newly named segments, as well as for the previous two years.

We encourage you to explore our new website which will be fully operational by the start of our new fiscal year.  It should be intuitive, easy to navigate, and the clarity of our core competencies of sourcing, regulatory support and quality assurance, combined with our marketing, sales and distribution effort across all of our business segments, should be self-evident. Sections covering Investor Relations, Governance, and Career Opportunities will have all been enhanced.

I would also like to acknowledge the creative participation of our employees in both the design of our logo and drafting of the web site copy. By doing the bulk of the work internally we have been able to limit our cost to outside 3rd parties to a minimal amount of monies, less than $50,000, which is a notable accomplishment.

We trust that you will find that collectively these changes enhance the understanding of Aceto both substantively and aesthetically.

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals.  With business operations in nine countries, Aceto distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical consuming industries.  Aceto’s global operations, including a staff of 26 in China and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto are operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2011 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect Aceto’s results of operations and whether forward-looking statements made by Aceto ultimately prove to be accurate.  Aceto’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  Aceto undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

For information contact:
Amy Glynn
The Ruth Group
(646) 536-7023
aglynn@theruthgroup.com